C3 AI Announces Fiscal Fourth Quarter and Full Fiscal Year 2024 Financial Results

Increasing Revenue Growth. Raising Guidance.
Growth Accelerates for Fifth Consecutive Quarter, Record Federal Growth
Subscription Revenue for the Fourth Quarter Increased 41% Year-Over-Year

REDWOOD CITY, Calif. — May 29, 2024 — C3.ai, Inc. (“C3 AI,” “C3,” or the “Company”) (NYSE: AI), the Enterprise AI application software company, today announced financial results for its fiscal fourth quarter and full fiscal year ended April 30, 2024.
“We finished a strong quarter and closed out a huge year for C3 AI. This was our fifth consecutive quarter of accelerating revenue growth. Our fourth quarter revenue grew by 20% year-over-year to $86.6 million, exceeding the top end of our guidance. Our full year revenue grew by 16% to $310.6 million, also exceeding the top end of our guidance,” said C3 AI CEO and Chairman Thomas M. Siebel. “Demand for Enterprise AI is intensifying, and our first to market advantage in Enterprise AI positions us well to capitalize on it. Our Enterprise AI applications have been adopted across 19 industries, underscoring increasing market diversity. Our federal revenue grew by more than 100% for the year. The interest we are seeing in our generative AI applications is staggering.”

Fiscal Fourth Quarter 2024 Financial Highlights
•Revenue: Total revenue for the quarter was $86.6 million, an increase of 20% compared to $72.4 million one year ago.
•Subscription Revenue: Subscription revenue for the quarter was $79.9 million, constituting 92% of total revenue, an increase of 41% compared to $56.9 million one year ago.
•Gross Profit: GAAP gross profit for the quarter was $51.6 million, representing a 60% gross margin. Non-GAAP gross profit for the quarter was $60.9 million, representing a 70% non-GAAP gross margin.
•Net Loss per Share: GAAP net loss per share was $(0.59). Non-GAAP net loss per share was $(0.11).
•Cash Reserves: $750.4 million in cash, cash equivalents, and marketable securities.
•Free Cash Flow: Positive free cash flow of $18.8 million.

Full Year Fiscal 2024 Financial Highlights
•Revenue: Total revenue for the fiscal year was $310.6 million, an increase of 16% compared to $266.8 million one year ago.
•Subscription Revenue: Subscription revenue for the fiscal year was $278.1 million, constituting 90% of total revenue, an increase of 21% compared to $230.4 million one year ago.
•Gross Profit: GAAP gross profit for the fiscal year was $178.6 million, representing 57% gross margin. Non-GAAP gross profit was $215.6 million, representing 69% non-GAAP gross margin.
•Net Loss per Share: GAAP net loss per share was $(2.34). Non-GAAP net loss per share was $(0.47).

Business Highlights
C3 AI is leading with Enterprise AI applications. In FY24, 88% of all bookings were driven by application sales and 12% of our bookings were driven by sales of the C3 AI Platform.
•In FY24, the Company closed 191 agreements (an increase of 52% year-over-year) including 123 pilots (an increase of 151% year-over-year).

•In the fourth quarter of FY24, the Company entered into new agreements with ExxonMobil, A.P. Moller-Maersk, General Mills, Quest Diagnostics, Flextronics, BASF Petronas, Worley Limited, Thales Group, the U.S. Navy, the U.S. Intelligence Community, the U.S. National Science Foundation, The Secil Group, Cargill, Nucor Corporation, and Dow, among others.
•In State & Local Government, the Company expanded its engagement with Riverside County in California to include commercial property appraisals and entered into a new agreement with the Pasco County Sheriff’s Office.
•In the fourth quarter of FY24, the Company closed 47 agreements, including 34 new pilots and continued to diversify across industries.
•In the fourth quarter of FY24, our bookings distribution by industry was as follows:

Federal, Defense and Aerospace	49.5%
Oil and Gas	15.2%
State and Local Government	10.8%
Manufacturing	6.7%
Energy and Utilities	6.0%
Consumer Packaged Goods	5.1%
Professional Services	4.8%
Agriculture	0.7%
Hospitals and Healthcare	0.6%
Others	0.6%
•In the fourth quarter of FY24, our pilot distribution by industry was as follows:

Manufacturing	29.4%
Federal, Defense and Aerospace	20.6%
Agriculture	11.8%
Chemicals	8.8%
Life Sciences	5.9%
Oil and Gas	5.9%
State and Local Government	5.9%
Energy and Utilities	5.9%
Logistics and Transportation	2.9%
Construction	2.9%

Customer Success
C3 AI remains the leader in AI-powered predictive maintenance solutions, continuing to deliver significant economic value across industries, with heavy adoption in the Industrial, Manufacturing, and Energy sectors.
•Dow, one of the world's largest chemical manufacturers, is enhancing its predictive maintenance capabilities with C3 AI. Using C3 AI Reliability, Dow reduced steam cracker downtime and is now scaling out C3 AI Reliability to additional sites and assets. Additionally, Dow will install C3 Generative AI on top of C3 AI Reliability to provide equipment operators with AI insights, improve alert responses, and expedite the personnel onboarding process.
“C3 AI is our partner that’s working with us on predictive analytics around [steam] crackers — so a 20% reduction around [steam] cracker downtime, by looking at furnace operations and how that works, is a big outcome that we’re expecting,” said Jim Fitterling, CEO, Dow. “We’ve got it on one [steam] cracker right now and then we’ll look to scale that across the fleet.”

•Holcim, a European leader in sustainable building solutions, started with a C3 AI Reliability production pilot in May 2023 and now has 31 facilities in production, monitoring 3,000 sensors from critical equipment including vertical roller mills.
“C3 AI is playing an important role in Holcim’s digital transformation, providing innovative AI solutions that drive efficiency and sustainability,” said Roze Wesby, Head of Plants of Tomorrow, Holcim. “The collaboration between C3 AI and Holcim has led to advancements in operational efficiency at scale, raising the bar for predictive maintenance in our sites. Thanks to C3 AI’s platforms, Holcim has achieved a step-change in asset lifecycle management; improving our reliability and capacity for our customers, as well as reducing environmental impact.”
•Con Edison, one of the nation’s largest energy companies that delivers electric, gas, and steam power to approximately 10 million customers, uses the C3 AI Platform to improve operational efficiency, public safety, billing performance, customer satisfaction, and energy efficiency. Starting with the advanced metering infrastructure (AMI) project in 2017, Con Edison has worked with C3 AI to build out an Enterprise AI program, including applications to predict meter health issues, optimize and conserve voltage outputs, and quickly detect customer safety concerns.
“The AMI project, the largest in Con Edison’s history, included the deployment of 5.3 million smart meters and resulted in significant benefits such as improved outage management and energy efficiency,” said Tom Magee, General Manager, AMI Operations & Solutions, Con Edison. “The use of AI and machine learning has enhanced public safety, optimized grid operation, and achieved substantial energy savings and emission reductions for customers.”

Federal Growth
•C3 AI’s Federal business had a remarkable year with revenue more than doubling in FY24.
•The Company closed 65 Federal agreements, an increase of 48% year-over-year and made inroads to 10 new Federal organizations.
•In the fourth quarter of FY24, the Company entered into new and expansion agreements with the U.S. Air Force, the U.S. Navy, the U.S. Marine Corps, the U.S. Intelligence Community, the Defense Counterintelligence and Security Agency, the Chief Digital Artificial Intelligence Office, Thales Group, and the National Science Foundation.
•The U.S. Air Force Rapid Sustainment Office (RSO) entered into a renewed agreement, significantly expanding their AI footprint by expanding the capabilities and increasing the number of aircraft and systems monitored on the Predictive Analytics and Decision Assistant (PANDA) application. PANDA, co-developed by the U.S. Air Force and C3 AI, optimizes fleet maintenance, increases aircraft availability, and minimizes downtime. The application, which is the designated U.S. Air Force System of Record for all predictive maintenance projects within the RSO, will now monitor systems on two new aircraft (T-7 and KC-46) and expand to include new systems of three currently monitored aircraft (B-1B, C-5, and KC-135).
“C3 AI’s cutting-edge technology has been a game-changer for the U.S. Air Force, driving unparalleled advancements in predictive analytics and maintenance,” said Jimmy Lawrence, Deputy Program Executive Officer and Deputy Director for the Rapid Sustainment Office, USAF Life Cycle Management Center, USAF Materiel Command, Wright-Patterson Air Force Base, Ohio. “The implementation of C3 AI’s solutions has revolutionized the operational capabilities of the Air Force, leading to significant improvements in aircraft readiness and efficiency.”
•The U.S. Navy entered into a new agreement that builds on the work between C3 AI and the U.S. Air Force on the Crowd-Sourced Flight Data (CSFD) Program and expands it into flight test parametric analysis of electronic emissions on the F-35. The CSFD Program enables the rapid delivery of software-defined warfighter capabilities, decreasing risks to operational forces by discovering and resolving anomalies in fielded weapon systems before those systems are required in combat.

Partner Network
C3 AI’s partners remain a key driver of growth and customer success.

•In FY24, C3 AI closed 115 agreements through its partner network, an increase of 62% year-over-year. This includes 91 agreements with AWS, Google Cloud, and Microsoft Azure.
•The joint 12-month qualified opportunity pipeline with partners increased by 63% year-over-year.
•In the fourth quarter of FY24, partner supported bookings grew by 76% year-over-year with the Company closing 28 agreements through its partner network, including AWS, Baker Hughes, Booz Allen, Google Cloud, and Microsoft.
•The Company deepened its partnership with Fractal and Paradyme to support Version 8 upgrades, customer service engagements, and pilot delivery. These organizations have established dedicated practices around C3 AI and are committed to training over 200 C3 AI–qualified engineers and data scientists in FY25.

C3 Generative AI
The broad applicability of C3 Generative AI is driving the Company into new verticals and accelerating industry diversification.
•In FY24, the Company closed 58 pilot agreements for C3 Generative AI across 15 different industries. The distribution by industry was as follows:

Federal, Defense and Aerospace	20.7%
Manufacturing	12.1%
Agriculture	10.3%
State and Local Government	10.3%
Financial Services	6.9%
Chemicals	5.2%
Construction	5.2%
Consumer Packaged Goods	5.2%
Energy and Utilities	5.2%
Oil and Gas	5.2%
Pharmaceuticals and Life Sciences	5.2%
Others	8.5%
•In the fourth quarter of FY24, the Company closed 13 C3 Generative AI pilots with ExxonMobil, Cargill, Dow, Hunter Engineering, Norfolk Iron & Metal, Revvity, and the National Science Foundation, among others.
•The Company further differentiated C3 Generative AI from other market offerings with:
•Streamlined omni-modal data integration through a visual administrative interface, allowing queries across multiple sources such as Snowflake, Oracle, Databricks tables, and documents in Amazon S3 and Google Cloud.
•Proprietary, fine-tuned large language models (LLMs) for more capable, accurate, and faster structured data queries.
•Automatic support for questions and answers in over 130 languages.
•Dynamic swapping of LLMs and retrievers with a single click, including automatic updates to related retrieval configurations, baseline prompts, and orchestration parameters.
•Advanced support for querying images and data tables embedded in documents.
•Enhanced accuracy with automated topic modeling of data contained in documents.
•Availability of all core product features in air-gapped environments.
•Advanced orchestration for complex queries involving multiple LLMs and retrieval tools.
•Improved C3 Generative AI co-pilot LLM to accelerate the productivity of developers and data scientists on the C3 AI Platform.

Financial Outlook:

We are expecting additional acceleration of C3 AI revenue growth to approximately 23% in FY25. We plan to continue to invest in growth to build a long-term cash generating profitable market leader in Enterprise AI.

The Company’s guidance includes GAAP and non-GAAP financial measures.

The following table summarizes C3 AI’s guidance for the first quarter of fiscal 2025 and full-year fiscal 2025:

(in millions)	First Quarter Fiscal 2025 Guidance	Full Year Fiscal 2025 Guidance
Total revenue	$84.0 - $89.0	$370.0 - $395.0
Non-GAAP loss from operations	$(22.0) - $(30.0)	$(95.0) - $(125.0)

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP results included in this press release. Our fiscal year ends April 30, and numbers are rounded for presentation purposes.

Conference Call Details

What:	C3 AI Fourth Quarter and Full Fiscal Year 2024 Financial Results Conference Call
When:	Wednesday, May 29, 2024
Time:	2:00 p.m. PT / 5:00 p.m. ET
Participant Registration:	https://register.vevent.com/register/BIa4098dae2ede4f80a85f5a3a50b873e3 (live call)
Webcast:	https://edge.media-server.com/mmc/p/zjmvtizr (live and replay)
Investor Presentation Details

An investor presentation providing additional information and analysis can be found at our investor relations page at ir.c3.ai.
Statement Regarding Use of Non-GAAP Financial Measures

The Company reports the following non-GAAP financial measures, which have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP), in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, and non-GAAP net loss per share. Our non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, and non-GAAP net loss per share exclude the effect of stock-based compensation expense-related charges and employer payroll tax expense related to employee stock-based compensation. We believe the presentation of operating results that exclude these non-cash items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

•Free cash flow. We believe free cash flow, a non-GAAP financial measure, is useful in evaluating liquidity and provides information to management and investors about our ability to fund future operating needs and strategic initiatives. We calculate free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment and capitalized software development costs. This non-GAAP financial measure may be different than similarly titled measures used by other companies. Additionally, the utility of free cash flow is further limited as it does not represent the total increase or decrease in our cash balances for a given period.

We use these non-GAAP financial measures internally for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP financial measures.

Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding our market leadership position, anticipated benefits from our partnerships, financial outlook, our sales and customer opportunity pipeline including our industry diversification, the expected benefits of our offerings (including the potential benefits of our C3 Generative AI offerings), and our business strategies, plans, and objectives for future operations. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including our history of losses and ability to achieve and maintain profitability in the future, our historic dependence on a limited number of existing customers that account for a substantial portion of our revenue, our ability to attract new customers and retain existing customers, market awareness and acceptance of enterprise AI solutions in general and our products in particular, the length and unpredictability of our sales cycles and the time and expense required for our sales efforts. Some of these risks are described in greater detail in our filings with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q for the fiscal quarters ended July 31, 2023, October 31, 2023 and January 31, 2024, and other filings and reports we make with the Securities and Exchange Commission from time to time, including our Form 10-K that will be filed for the fiscal year ended April 30, 2024, although new and unanticipated risks may arise. The future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Except to the extent required by law, we do not undertake to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations.

About C3.ai, Inc.
C3.ai, Inc. (NYSE:AI) is the Enterprise AI application software company. C3 AI delivers a family of fully integrated products including the C3 AI Platform, an end-to-end platform for developing, deploying, and operating enterprise AI applications and C3 AI Applications, a portfolio of industry-specific SaaS enterprise AI applications that enable the digital transformation of organizations globally, and C3 Generative AI, a suite of domain-specific generative AI offerings for the enterprise.

Investor Contact
ir@c3.ai

C3 AI Public Relations
Edelman
Lisa Kennedy
(415) 914-8336
pr@c3.ai

Source: C3.ai, Inc.

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended April 30,		Fiscal Year Ended April 30,
	2024	2023	2024	2023
Revenue
Subscription(1)	$79,903	$56,866	$278,104	$230,443
Professional services(2)	6,687	15,544	32,478	36,352
Total revenue	86,590	72,410	310,582	266,795
Cost of revenue
Subscription	34,825	23,872	128,469	78,423
Professional services	154	1,036	3,553	7,914
Total cost of revenue	34,979	24,908	132,022	86,337
Gross profit	51,611	47,502	178,560	180,458
Operating expenses
Sales and marketing(3)	63,247	51,701	214,167	183,121
Research and development	50,618	49,681	201,365	210,660
General and administrative	20,053	19,400	81,370	77,170
Total operating expenses	133,918	120,782	496,902	470,951
Loss from operations	(82,307)	(73,280)	(318,342)	(290,493)
Interest income	9,482	8,230	40,079	21,979
Other (expense) income, net	(173)	284	(641)	350
Loss before provision for income taxes	(72,998)	(64,766)	(278,904)	(268,164)
Provision for income taxes	(71)	190	792	675
Net loss	$(72,927)	$(64,956)	$(279,696)	$(268,839)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.59)	$(0.58)	$(2.34)	$(2.45)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	122,676	112,746	119,362	109,851

(1)    Including related party revenue of nil and $19,568 for the three months ended April 30, 2024 and 2023, respectively, and $10,581 and $75,452 for the fiscal years ended April 30, 2024 and 2023, respectively.
(2)    Including related party revenue of nil and $8,025 for the three months ended April 30, 2024 and 2023, respectively, and $5,804 and $16,774 for the fiscal years ended April 30, 2024 and 2023, respectively.
(3)    Including related party sales and marketing expense of nil and $3,416 for the three months ended April 30, 2024 and 2023, respectively, and $810 and $13,962 for the fiscal years ended April 30, 2024 and 2023, respectively.

C3.AI, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(Unaudited)

	April 30, 2024	April 30, 2023
Assets
Current assets
Cash and cash equivalents	$167,146	$284,829
Marketable securities	583,221	446,155
Accounts receivable, net of allowance of $359 and $359 as of April 30, 2024 and 2023, respectively(1)	130,064	134,586
Prepaid expenses and other current assets(2)	23,963	23,309
Total current assets	904,394	888,879
Property and equipment, net	88,631	84,578
Goodwill	625	625
Long-term investments	—	81,418
Other assets, non-current(3)	44,575	47,528
Total assets	$1,038,225	$1,103,028
Liabilities and stockholders’ equity
Current liabilities
Accounts payable(4)	$11,316	$24,610
Accrued compensation and employee benefits	44,263	46,513
Deferred revenue, current(5)	37,230	47,846
Accrued and other current liabilities(6)	9,526	17,070
Total current liabilities	102,335	136,039
Deferred revenue, non-current	1,732	4
Other long-term liabilities	60,805	37,320
Total liabilities	164,872	173,363
Commitments and contingencies
Stockholders’ equity
Class A common stock, $0.001 par value. 1,000,000,000 shares authorized as of April 30, 2024 and 2023, respectively; 120,205,931 and 110,442,569 shares issued and outstanding as of April 30, 2024 and 2023 respectively	120	110
Class B common stock, $0.001 par value; 3,500,000 shares authorized as of April 30, 2024 and 2023, respectively; 3,499,992 and 3,499,992 shares issued and outstanding as of April 30, 2024 and 2023, respectively	3	3
Additional paid-in capital	1,963,726	1,740,174
Accumulated other comprehensive loss	(563)	(385)
Accumulated deficit	(1,089,933)	(810,237)
Total stockholders’ equity	873,353	929,665
Total liabilities and stockholders’ equity	$1,038,225	$1,103,028
(1) Including amounts from a related party of $74,620 as of April 30, 2023.
(2) Including amounts from a related party of $4,983 as of April 30, 2023.
(3) Including amounts from a related party of $11,279 as of April 30, 2023.
(4) Including amounts due to a related party of $2,200 as of April 30, 2023.
(5) Including amounts from a related party of $249 as of April 30, 2023.
(6) Including amounts due to a related party of $2,448 as of April 30, 2023.

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Fiscal Year Ended April 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(279,696)	$(268,839)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	12,719	6,088
Non-cash operating lease cost	742	6,992
Stock-based compensation expense	215,761	216,542
Accretion of discounts on marketable securities.........................................................................................................	(17,214)	(4,558)
Other	98	249
Changes in operating assets and liabilities
Accounts receivable(1)	4,522	(54,517)
Prepaid expenses, other current assets and other assets(2)	3,208	(576)
Accounts payable(3)	(12,883)	(22,041)
Accrued compensation and employee benefits	(6,218)	3,193
Operating lease liabilities	17,332	13,641
Other liabilities(4)	8,155	(10,573)
Deferred revenue(5)	(8,888)	(1,292)
Net cash used in operating activities	(62,362)	(115,691)
Cash flows from investing activities:
Purchases of property and equipment	(25,256)	(70,518)
Capitalized software development costs	(2,750)	(1,000)
Purchases of investments	(827,901)	(745,249)
Maturities and sales of investments	789,292	876,713
Net cash (used in) provided by investing activities	(66,615)	59,946
Cash flows from financing activities:
Proceeds from exercise of Class A common stock options	13,751	4,468
Proceeds from issuance of Class A common stock under employee stock purchase plan	10,763	3,093
Taxes paid related to net share settlement of equity awards	(13,220)	(6,940)
Net cash provided by financing activities	11,294	621
Net decrease in cash, cash equivalents and restricted cash	(117,683)	(55,124)
Cash, cash equivalents and restricted cash at beginning of period	297,395	352,519
Cash, cash equivalents and restricted cash at end of period	$179,712	$297,395
Cash and cash equivalents	$167,146	$284,829
Restricted cash included in other assets, non-current	12,566	12,566
Total cash, cash equivalents and restricted cash	$179,712	$297,395
Supplemental disclosure of cash flow information—cash paid for income taxes	$975	$578
Supplemental disclosures of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$474	$13,814
Right-of-use assets obtained in exchange for lease obligations (including remeasurement of right-of-use assets and lease liabilities due to changes in the timing of receipt of lease incentives)	$1,833	$(5,589)
Right-of-use assets obtained in exchange for lease obligations arising from lease modifications	$—	$3,093
Receivable from exercise of stock options included in prepaid expenses, other current assets and other assets	$3	$61
Unpaid liabilities related to intangible purchases	$—	$1,500
Vesting of early exercised stock options	$507	$1,006
(1)Including changes in related party balances of $12,444 and $38,772 for the fiscal years ended April 30, 2024 and 2023, respectively.
(2)Including changes in related party balances of $(810) and $(4,741) for the fiscal years ended April 30, 2024 and 2023, respectively.
(3)Including changes in related party balances of $248 and $(16,349) for the fiscal years ended April 30, 2024 and 2023, respectively.
(4)Including changes in related party balances of $(2,448) and $(2,510) for the fiscal years ended April 30, 2024 and 2023, respectively.
(5)Including changes in related party balances of $(46) and $117 for the fiscal years ended April 30, 2024 and 2023, respectively.

C3.AI, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(Unaudited)

	Three Months Ended April 30,		Fiscal Year Ended April 30,
	2024	2023	2024		2023
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$51,611	$47,502	$178,560		$180,458
Stock-based compensation expense (1)	8,828	5,972	35,320		23,637
Employer payroll tax expense related to employee stock-based compensation (2)	493	377	1,736		1,150
Gross profit on a non-GAAP basis	$60,932	$53,851	$215,616		$205,245

Gross margin on a GAAP basis	60%	66%	57%		68%
Gross margin on a non-GAAP basis	70%	74%	69%		77%

Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(82,307)	$(73,280)	$(318,342)	—	$(290,493)
Stock-based compensation expense (1)	56,729	48,068	215,761		216,542
Employer payroll tax expense related to employee stock-based compensation (2)	2,173	1,669	7,720		5,877
Loss from operations on a non-GAAP basis	$(23,405)	$(23,543)	$(94,861)		$(68,074)

Reconciliation of GAAP net loss per share to non-GAAP net loss per share:

Net loss on a GAAP basis	$(72,927)	$(64,956)	$(279,696)		$(268,839)
Stock-based compensation expense (1)	56,729	48,068	215,761		216,542
Employer payroll tax expense related to employee stock-based compensation (2)	2,173	1,669	7,720		5,877
Net loss on a non-GAAP basis	$(14,025)	$(15,219)	$(56,215)		$(46,420)

GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.59)	$(0.58)	$(2.34)		$(2.45)
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.11)	$(0.13)	$(0.47)		$(0.42)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	122,676	112,746	119,362		109,851

(1)Stock-based compensation expense for gross profit and gross margin includes costs of subscription and cost of professional services as follows. Stock-based compensation expense for loss from operations includes total stock-based compensation expense as follows:

	Three Months Ended April 30,		Fiscal Year Ended April 30,
	2024	2023	2024		2023
Cost of subscription	$8,788	$5,663	$34,032		$21,417
Cost of professional services	40	309	1,288	—	2,220
Sales and marketing	19,218	17,214	71,751	—	71,389
Research and development	19,561	17,449	72,036	—	90,217
General and administrative	9,122	7,433	36,654	—	31,299
Total stock-based compensation expense	$56,729	$48,068	$215,761		$216,542

(2)    Employer payroll tax expense related to employee stock-based compensation for gross profit and gross margin includes costs of subscription and cost of professional services as follows. Employer payroll tax expense related to employee stock-based compensation for loss from operations includes total employer payroll tax expense related to employee stock-based compensation as follows:

	Three Months Ended April 30,		Fiscal Year Ended April 30,
	2024	2023	2024	2023
Cost of subscription	$490	$357	$1,673	$1,003
Cost of professional services	3	20	63	147
Sales and marketing	642	604	2,606	1,767
Research and development	869	576	2,839	2,523
General and administrative	169	112	539	437
Total employer payroll tax expense	$2,173	$1,669	$7,720	$5,877

Reconciliation of free cash flow to the GAAP measure of net cash provided by (used in) operating activities:

The following table below provides a reconciliation of free cash flow to the GAAP measure of net cash provided by (used in) operating activities for the periods presented:

	Three Months Ended April 30,		Fiscal Year Ended April 30,
	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$21,343	$27,054	$(62,362)	$(115,691)
Less:
Purchases of property and equipment	(2,538)	(10,751)	(25,256)	(70,518)
Capitalized software development costs	—	—	(2,750)	(1,000)
Free cash flow	$18,805	$16,303	$(90,368)	$(187,209)